UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
December 28, 2007

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2007, Measurement Specialties, Inc. (the “Company”), pursuant to a share purchase agreement dated December 28, 2007 (the “Agreement”), among the Company, the Company’s subsidiary MEAS Europe and the stockholders of Intersema Microsystems S.A. (“Intersema”) acquired all of the capital stock of Intersema, including Intersema’s operating subsidiary, Intersema Sensoric S.A., for approximately $31.0 million in cash, plus $8.7 million in the form of 4-year promissory notes.  The sellers will receive up to an additional $17.3 million if certain performance thresholds are achieved. Intersema is a leading designer/manufacturer of pressure sensor modules.

The Agreement contains customary representations, warranties and indemnification rights and obligations of the parties.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this Item is included in Item 1.01 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after January 4, 2008, the date this report was required to have been filed.

(b)  Pro forma Financial Information.

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after January 4, 2008, the date this report was required to have been filed.

(d)	Exhibits.

The following exhibits are filed as part of this report:

99.1	Press release issued by Measurement Specialties, Inc., dated January 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc. (Registrant)

Date: January 2, 2008	/s/ Frank D. Guidone
Frank D. Guidone
President and Chief Executive Officer